EXHIBIT 99.1

AGREEMENT FOR SALE AND PURCHASE

THIS AGREEMENT is made by and between SPILAKE, INC. a Delaware corporation (“Seller”), whose address is 2542 Williams Boulevard, Kenner, Louisiana 70062-5596, and RAK GROUP ACQUISITION CORPORATION, a New York Corporation (“Buyer”), whose address is 400 Madison Avenue, Suite 2B, New York, New York 10017.

W I T N E S S E T H

WHEREAS, Seller is the owner of a 443 unit apartment complex known as Lakeview Club Apartments located at 2819 North Oakland Forest Drive, Oakland Park, Florida, more particularly described hereinafter; and

WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of Seller’s right, title and interest in said apartment complex, upon the terms and conditions as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to the following.

1. Description of Property. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the real property described in Exhibit “A” attached hereto including all related easements, rights of way and appurtenances (the “Land”), together with all of Seller’s right, title and interest in and to the following improvements, leases, and tangible and intangible personal property described below, all of which collectively shall be referred to as the “Property”:

(a) all buildings, parking lots, sidewalks, driveways, and utility equipment now owned by Seller and all other permanent improvements to the Land, including without limitation, the 443 unit apartment complex known as Lakeview Club Apartments (the “Improvements”);

(b) all tangible personal property and fixtures of any kind, if any (the “Personalty”) now owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Land or the Improvements, as more particularly described in Exhibit “B” attached hereto;

(c) all rights of Seller under leases or other agreements demising space in or providing for the use or occupancy of the Property (the “Leases”) and all prepaid rents and deposits, security or otherwise (the “Tenant Deposits”) paid to Seller by tenants under the Leases; and

(d) all interests of Seller, to the extent same may be assigned, in any and all of the following items related to the Land, Property Improvements, Leases or Deposits: trade names and trademarks (including, without limitation, the name “Lakeview Club Apartments”); licenses and permits; service contracts, maintenance contracts to the extent the parties have agreed to assign and assume the same at the time of closing; warranties and guaranties and utility deposits.

2. Purchase Price. The purchase price shall be Forty-Three Million Eight Hundred Thousand Dollars ($43,800,000.00) (“Purchase Price”), subject to adjustment as provided herein. At Seller’s option, the Purchase Price may be reduced by the amount of the loan prepayment penalty (approximately $2,000,000) the cost of which Buyer will assume if the Purchase Price is reduced. All existing mortgages encumbering the Property will be paid by Seller at Closing. Buyer shall pay Seller the Purchase Price (reduced by the amount of the loan prepayment penalty referenced above) by wire transfer at Closing with due credit for the deposit made pursuant to section 3 hereof, and adjusted for prorations as provided for in this Agreement.

3. Deposit. Buyer shall deposit within forty-eight (48) hours after the Effective Date, as hereinafter defined, the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Deposit”) to be held in escrow by First American Title Insurance Company (“Escrow Agent”). All funds deposited in escrow shall be placed in an interest bearing account with interest to accrue for the benefit of Buyer, except in the event of a default hereunder by Buyer, in which case such deposit and interest then shall be paid to Seller. Prior to expiration of the Due Diligence Period (as defined below), if Buyer elects to proceed with the acquisition of the Property, Buyer shall deposit an additional One Million Dollars ($1,000,000.00) into escrow with the Escrow Agent (this additional amount, including all interest accrued thereon and on the initial Deposit, shall be deemed to be a part of the Deposit for all purposes under this Agreement).

4. Time for Acceptance and Effective Date. If this offer is not executed by all of the parties hereto on or before the 18th day of November, this offer shall thereafter be null and void. The date of this Agreement (“Effective Date”) shall be the date when the last one of the parties has signed this Agreement.

5. Delivery of Prior Survey and Prior Title. Seller has provided Buyer with a legible copy of the most recent survey (the “Prior Survey”) of the Property and a legible copy of the existing title insurance policy with respect to the Property (together with legible copies of all title exceptions, except the Agreements incorporated by reference in documents 8 and 9 on Exhibit C).

6. Title Evidence; Survey. Attached as Exhibit “C” is a schedule of proposed title exceptions (the “Proposed Exceptions”). No later than November 19, 2004, Seller shall deliver to Buyer a title insurance commitment issued by First American Title Insurance Company (the “Commitment”), together with legible copies of all title exceptions referenced in the Commitment. The Commitment shall agree to issue to Buyer upon recording of the deed to Buyer, an owner’s policy of title insurance (the “Title Policy”) in the amount of the purchase price. Buyer shall notify Seller (“Buyer’s Title Notice”) no later than November 24, 2004 of any objections to the matters shown in the Proposed Exceptions, the Commitment or the Prior Survey. Seller shall provide written notice to Buyer no later than November 30, 2004, stating whether Seller intends to cure all of the objections referenced in Buyer’s Title Notice. If Seller agrees to cure all of such objections, Seller shall then have until the Closing Date within which to do so. If Seller has not cured all such objections to the satisfaction of Buyer, in its sole discretion, by the Closing Date, Buyer shall have the option of: (a) accepting the title as it then exists without any reduction of the purchase price, or (b) terminating this Agreement, in which event the Deposit shall immediately be refunded to Buyer and the parties shall be relieved of all further obligation under this Agreement. In any event, Seller shall remove all monetary liens from the title at or prior to Closing The exceptions shown on the Commitment, as endorsed, if any endorsements are issued, shall be the Permitted Exceptions.

Seller shall deliver to Buyer an updated survey of the Property (the “Current Survey”) no later than December 20, 2004. If the Current Survey discloses any title or survey matters which were not shown on the Prior Survey, and which are objectionable to Buyer, Buyer shall give written notice of same to Seller five days after receipt of survey but no later than December 24, 2004 (“Buyer’s Survey Notice”). Seller shall give Buyer written notice five days after receipt of Buyer’s Survey Notice but no later than December 29, 2004, indicating whether Seller intends to cure all survey objections set forth in Buyer’s Survey Notice. If Seller agrees to cure all of such survey objections, Seller shall then have until the Closing Date (as extended as provided in Section 7 hereof) within which to do so. If Seller has not cured such survey objections to the satisfaction of the Buyer, in its sole discretion, by the Closing Date or the Extended Closing Date, Buyer shall have the option of: (a) accepting all matters shown on the Current Survey without any reduction in the purchase price, or (b) terminating this Agreement (even if the Due Diligence Period has already expired) in which event the Deposit shall immediately be refunded to Buyer and the parties shall be relieved of all further obligations under this Agreement.

7. Closing Date and Place. Closing shall occur on or before December 30, 2004 (the “Closing” or “Closing Date”). The Closing or Closing Date will be extended to January 31, 2005 (“Extended Closing Date”) if Seller has notified Buyer of its intent to cure survey objections identified in Buyer’s Survey Notice but is unable to cure the objections by December 30, 2004. However, Buyer may advance the Extended Closing Date to an earlier date upon five (5) business days written notice to Seller provided Seller has otherwise cured all matters contained in Buyer’s Survey Notice. For purposes of this section 7, notice shall be given by fax and by mail and shall be deemed given as of the date the fax is sent. The Closing shall take place at the offices of Shutts & Bowen, LLP, 250 Australian Avenue South, Suite 500, West Palm Beach, Florida.

8. Assignability. Buyer may assign any and all of its rights under this Agreement to an entity controlled by, or affiliated with, Buyer without the prior written consent of Seller, but Buyer shall remain liable under this Agreement. For the purposes of this paragraph 8, an entity controlled directly or indirectly by Randy Kohana shall be deemed to be controlled by Buyer. Notice of assignment shall be given to Seller as soon as possible after the assigning occurs but in any event no later than five (5) days before Closing.

9. Seller’s Representations and Warranties. Seller makes the following representations and warranties:

(a) Good Title. Seller has good and marketable fee simple title to the Property, subject to the Permitted Exceptions, that it is the sole owner of the Property and that there are no ground leases with respect to any portion of the Property.

(b) Rent Roll. The rent roll attached hereto as Exhibit “D” (the “Rent Roll”) is a true, correct and complete statement of the name and apartment complex address of each tenant according to Seller’s records, security deposit, rental and status of rental with respect to each tenant, and lease term. Seller agrees to update the Rent Roll from time to time as reasonably requested by Buyer.

(c) Seller a Domestic Corporation. Seller is a Delaware corporation in good standing and qualified to do business in Florida.

(d) Due Authorization. This Agreement is a valid and binding Agreement of Seller, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors rights generally and the application of general principles of equity.

(e) No Legal Proceedings. There is no action, suit, or proceeding affecting Seller or the Property, or any portion thereof relating to or arising out of the ownership, operation, use, or occupancy of the Property pending or being prosecuted in any court, or by or before any federal, state, county, or municipal department, commission, board, bureau, or agency, or other governmental instrumentality. There are no claims by third parties which may have a material adverse affect on the Property or Buyer’s use of the Property of which the Seller has received notice.

(f) Compliance With Law. Seller, to the best of its knowledge, has not received notice from any governmental authority that there is any violation of any federal, state, county, or municipal law, ordinance, order, regulation, or requirement affecting any portion of the Property that remains uncured.

(g) No Condemnation Proceeding. Seller, to the best of its knowledge, has received no written notice from any governmental authority that there is any pending condemnation or similar proceeding affecting the Property.

(h) Construction Liens. There are no unpaid charges, etc. which could give rise to a construction lien or other statutory lien against the Property which will not be paid by Seller at Closing other than the retention wall construction project and the paint project which will be concluded before Closing. At Closing, the standard exception for construction liens shall be deleted from the Commitment, and there shall be no exception in the Commitment or Title Policy for any notice of commencement or recorded claim of lien.

(i) Domestic Entity. Seller is not a “foreign person” as defined in the Internal Revenue Code.

(j) Correct and Complete Documents. Seller has no knowledge of any facts that would make any of the documents and other items submitted to Buyer false, inaccurate or incomplete in any material respects. Attached as Exhibit “E” is a schedule of all service contracts and personalty leases in effect with respect to the Property.

(k) Real Estate Tax Contest. There are no pending contests pertaining to the real estate taxes except for the year 2004.

10. Disclaimer. Buyer acknowledges and agrees that, except as otherwise set forth in this Agreement, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (A) the value, nature, quality or condition of the Property, including, the water, soil and geology, (B) the income derived, or to be derived, from the Property, (C) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, (D) the habitability, profitability or fitness for a particular purpose of the Property, (E) the manner, quality of the construction or materials and/or state of repair or lack of repair of the Property, (F) the compliance of or by the Property or its operation with any laws, rules, ordinances, or regulations of any applicable governmental authority, (G) any other matter with respect to the Property.

Additionally, except as otherwise set forth in this Agreement, Seller has not made, does not make and specifically disclaims any representation regarding compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including solid waste, as defined by the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Property of any hazardous substance and/or hazardous waste, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder, and/or any other applicable federal, state, or local governmental law or authority, or the presence, handling, release, transportation or disposal of any hazardous materials or any other hazardous or toxic substances on, under, around or above the Property, or the Property’s compliance or noncompliance with any federal, state or local law, ordinance or regulation relating to the environmental condition of the Property including, but not limited to, The Endangered Species Act, 16 U.S.C. §1531, et. seq., and The Clean Water Act, 33 U.S.C. §1251, et. seq.

Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and, except as otherwise set forth in this Agreement, makes no representation as to the accuracy or completeness of such information. Except as otherwise set forth in this Agreement, Seller is not liable or bound in any manner by any verbal or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an “AS IS,” “WHERE IS” and “WITH ALL FAULTS” basis. Buyer expressly acknowledges that, in consideration of the agreements of Seller, Seller makes no warranty or representation, except as otherwise set forth in this Agreement, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, title (other than the warranty of title with respect to the land and the improvements), habitability, merchantability or fitness for a particular purpose with respect to the Property or any portion thereof.

Buyer acknowledges that prior to the Closing Date, it will have the opportunity to make its own physical inspection of the Property and to satisfy itself as to the condition of the Property for Buyer’s intended use to include, but not limited to, applicable zoning ordinances, restrictions or governmental laws, rules and regulations pertaining to the intended use of the Property by the

Buyer and public utilities. Buyer acknowledges that it will use the Due Diligence Period set forth in Section 19(a) to satisfy itself as to the condition of the Property with respect to Buyer’s intended use.

Because Buyer has agreed that Seller shall not be responsible for any defects, errors, omissions, or on account of any other conditions affecting the Property, and because Buyer is purchasing the Property “AS IS,” “WHERE IS” and “WITH ALL FAULTS,” as of the Effective Date, Buyer fully, irrevocably and unconditionally releases Seller from and against, and Buyer hereby waives and relinquishes any claims that Buyer may ever have against the Seller for any cost, loss, liability, damage or expense arising out of or related to any alleged representations, or warranties, whether express or implied, which may have been made or given, or which may be deemed to have been given by Seller, except as otherwise set forth in this Agreement, or any defects or other conditions affecting the Property, including, without limitation, claims arising out of the presence of hazardous materials on the Property or any other past, present or future physical or environmental condition of the Property except for any matters arising out of a breach of any of the representations made by Seller elsewhere in this Agreement. Buyer agrees to and hereby waives and relinquishes any and all rights of Buyer to assert, claim or be awarded consequential, exemplary or punitive damages against Seller in connection with any cause of action arising out of this Agreement or the Property.

BUYER ACKNOWLEDGES AND AGREES AND THE DEED SHALL PROVIDE THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATION, WARRANTIES (OTHER THAN THOSE EXPRESSLY CONTAINED IN THE DEED) PROMISES, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN CONCERNING OR WITH RESPECT TO: (i) THE VALUE, QUALITY OR CONDITION OF THE PROPERTY, (ii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (iii) THE COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAWS OR RESTRICTIVE COVENANTS; (iv) THE HABITABILITY, SUITABILITY, MERCHANTABILITY, MARKETABILITY OR FITNESS FOR PARTICULAR PURPOSE OF THE PROPERTY; (v) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO THE PROPERTY; (vi) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (vii) ANY OTHER MATTER OF ANY KIND WITH RESPECT TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AND BASIS WITH ALL FAULTS AND DEFECTS OTHER THAN AS SET FORTH IN THIS AGREEMENT. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. NOTHING CONTAINED IN THIS AGREEMENT SHALL NEGATE OR LIMIT THE REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER OBLIGATIONS OF SELLER CONTAINED IN THIS AGREEMENT.

The provisions of this Section shall survive the Closing or any termination of this Agreement.

11. Attorney Fees. In the event that either party shall be required to file suit or otherwise retain counsel to enforce or assist in the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and costs from the non-prevailing party, whether incurred at trial or appeal or during post judgment enforcement proceedings. The parties agree that no dispute arising hereunder shall be resolved by arbitration, unless agreed to in writing by both parties. The provisions of this paragraph shall survive the Closing with respect to remedies which survive the Closing.

12. Assignment of Leases. Seller shall assign, unencumbered, to Buyer at Closing all of its rights, title and interest under the Leases between Seller and the tenants set forth on the Rent Roll. Seller may enter into modifications to existing leases or new leases for vacant spaces after the Effective Date of this Agreement and prior to the termination of the Due Diligence Period as more specifically described in paragraph 21 hereof, in a manner consistent with its customary practices and with security deposits and at rental rates which are consistent with current market conditions, and with a term not to exceed thirteen (13) months.

13. Time. Time is of the essence in this Agreement.

14. Delivery of Possession. Seller shall deliver possession of the Property to Buyer on the Closing Date, subject only to the rights of tenants disclosed on the Rent Roll.

15. Documents for Closing. Seller shall execute and/or deliver, as the case may be, the following documents at or prior to closing:

(a) a special warranty deed, subject to the Permitted Exceptions and subject to zoning restrictions, prohibitions and other requirements imposed by governmental authority; restrictions and matters appearing on the plat or otherwise common to the subdivision and public utility easements of record;

(b) a bill of sale, free of all liens and encumbrances and with warranty of title;

(c) an assignment and assumption of the Leases, with an agreement that Seller is responsible for all claims arising or accruing under the Leases prior Closing and will indemnify, defend and save Buyer harmless from any action and claims made for acts or omissions which occurred or accrued prior to Closing;

(d) an assignment and transfer of all prepaid funds, security deposits and cash escrows under the Leases;

(e) the original signed Leases, commencement date agreements, if any, amendments to leases and all material correspondence with tenants in the possession of Seller;

(f) an assignment of all service and maintenance contracts, and any other contracts and other documents affecting the Property, to the extent assignable and to the extent Buyer has agreed to assume same, together with an agreement that Seller is responsible for any claims arising or accruing under such contracts prior to Closing and will indemnify, defend and save Buyer harmless from any action and claims made for acts or omissions which occurred or accrued prior to Closing;

(g) a seller’s affidavit, in form and substance reasonably satisfactory to Buyer’s attorneys, and including, but not limited to, provisions as to survey, possession, mechanic’s lien and title insurance gap matters;

(h) all certificates of occupancy in Seller’s possession affecting the Property;

(i) an incumbency certificate from an officer of the Seller;

(j) all lien releases, waivers, corrective instruments and any other documents reasonably required by the title insurance company issuing the title insurance commitment; and

(k) a certified rent roll.

(l) tenant notice letters, authorizing the tenants to make rental payments to Buyer, in the form attached as Exhibit “F”;

(m) a written certification by Seller that all representations and warranties herein remain true and correct as of Closing;

(n) all keys and codes applicable to the Property; and

(o) to the extent available, the originals of all documents, copies of which were provided to Buyer previously.

16. Expenses. State documentary stamps which are required to be affixed to the deed, the costs of recording corrective instruments, the cost of the Current Survey and the title insurance premium for the Buyer’s title policy shall be paid by Seller. The cost of recording the deed shall be paid by Buyer. Each party shall pay its own attorneys fees. Seller will cause the title insurance company to issue a mortgagee title policy to Buyer’s lender at the simultaneous issue premium.

17. Apportionments.

(a) The parties shall prorate as of 12:01 a.m. on the date of Closing, provided Seller receives the Purchase Price on the Closing Date during normal business hours, otherwise the prorations will be as of the close of business on the date of Closing:

(i) Rents (as hereinafter defined), if any;

(ii) Real estate taxes assessed for the year of the Closing and personal property taxes, if any. Real estate and personal property taxes will be prorated as of the Closing date based upon the tax bills for the year of Closing, taking into account the maximum discounts (unless payment is to be made after the right to claim the maximum discount has expired), with either party hereto having the right to demand a reproration once the 2004 tax bills are issued by the taxing authorities. If Closing occurs on a date when the current year’s millage is not fixed, and the current year’s assessment is available, taxes will be prorated based upon such assessment and the prior year’s millage. If the current year’s assessment is not available, then taxes will be prorated on the prior year’s tax with adjustments made at the request of either party once the final tax bill for the year of Closing is available. In the event Seller is successful in its tax protest for 2004 and its property taxes for 2004 are reduced, the parties agree to reprorate taxes for 2004 based on the revised tax amount.

(iii) Water, sewer and utility charges, if any, upon the basis of meter readings made not more than five (5) days prior to the date of Closing, it being agreed that if such meter readings are not made on the date of Closing, an equitable apportionment for any days prior to or after Closing shall be made;

(b) The parties hereto agree that any credit due Buyer or Seller for Item 15(f) shall be paid by Seller or Buyer respectively, to Buyer or Seller.

(c) For the purpose of this Paragraph 17, the word “Rents” shall mean all rents and advance rent, and any other sums paid by the tenants of the Premises (specifically including any security deposits). There will be no proration of security deposits or advance rents. All security deposits will be delivered to Buyer along with any advance rents collected for periods after the Closing Date.

(d) It is the intent of the parties to prorate as many items as possible as of the Closing but to have all prorations completed no later than sixty (60) days after Closing. Seller shall receive a credit at Closing for all deposits held by utilities companies which are transferable and being transferred hereunder to Buyer.

(e) That portion of rent which either party receives for the month in which proration occurs hereunder which belongs to the other party shall be paid to the other party within five (5) business days of receipt. In the event a tenant is in default in the payment of rent at Closing, the parties agree that any rent collected from such tenant subsequent to the day of Closing shall first be applied to current rents due to Buyer, and any additional rent payments received shall be paid to Seller.

(f) The provisions of this paragraph 17 shall survive the Closing.

18. Risk of Loss.

(a) If, at any time prior to the Closing Date:

(i) As a result of fire or any other casualty whatsoever, the Property incurs damages so that the “cost of repair or restoration” (as defined below) exceeds Five Hundred Thousand and no/100 Dollars ($500,000.00); or

(ii) All, or any portion of the Property is condemned or taken by eminent domain proceedings by any public authority;

then, at Buyer’s option, exercisable within ten (10) days after written notice thereof, this Agreement shall terminate, and the Deposit shall be returned to Buyer and except as expressly set forth herein, neither party shall have any further liability or obligation to the other. If there is any damage, or destruction, or condemnation, or taking, as above set forth, and if Buyer does not timely elect to terminate this Agreement, then:

(iii) In the case of a taking, all condemnation proceeds paid or payable to Seller shall, at Closing, belong to Buyer and shall be paid over and assigned to Buyer at Closing; and

(iv) In the case of a casualty, Seller shall assign to Buyer, at Closing, all of Seller’s rights to any insurance proceeds, including rental insurance for rents payable after Closing, paid or payable under the applicable insurance policies to the extent not applied by Seller to repair of the Property, and shall pay or credit to Buyer, at Closing, an amount equal to the aggregate deductibles provided for under all applicable insurance policies, less any such amounts applied by Seller to repair of the Property.

(b) If, at any time prior to the Closing Date, the Property incurs damages as a result of fire or any other casualty whatsoever, and the cost of repair and restoration is equal to or less than Five Hundred Thousand and no/100 Dollars ($500,000.00), Buyer’s obligations to purchase the Property under this Agreement shall remain in full force and effect and Seller shall assign to Buyer, at Closing, all rights to any insurance proceeds paid or payable under the applicable insurance policies to the extent not applied by Seller to repair of the Property, and shall pay or credit to Buyer, at Closing, an amount equal to the aggregate deductibles provided for under all applicable insurance policies, less any such amounts applied by Seller to repair of the Property.

(c) The term “cost of repair and restoration” shall mean an estimate of the actual cost of repair and restoration of the Property obtained by Seller from a reputable contractor or an independent adjuster mutually agreed to by the parties regularly doing business in the general area in which the Property is located.

19. Conditions of Closing. Buyer’s obligation to close under this Agreement is conditioned upon the requirements set forth below. If any one or more of the following requirements remains unsatisfied as of Closing, Buyer shall have the right to terminate this Agreement in which event the Deposit shall immediately be refunded to Buyer, and the parties shall be relieved of all further obligation hereunder.

(a) Inspection. Buyer shall have a period of time from the Effective Date until 5:00 p.m. Eastern Time on December 3, 2004 (the “Due Diligence Period”) to perform such surveys, tests, building inspections, economic inspections, equipment inspections, termite (or wood destroying organism) inspections, and environmental inspections as Buyer deems appropriate. Buyer agrees to hold Seller harmless and indemnify Seller from any damages to the Property or injury to the Buyer, its agents, its employees, and its invitees from acts or omissions of Buyer, its agents, its employees or its invitees when conducting inspections or testing of the Property. Furthermore, Buyer shall be responsible for restoring the Property to the condition which existed prior to the inspection or testing. Within the Due Diligence Period, Buyer may, for any reason or for no reason, cancel this Agreement by delivery of written notice to that effect to Seller and Escrow Agent before the expiration of the Due Diligence Period, and receive an immediate refund of the Deposit, together with any interest therein, and thereafter this Agreement shall be null and void.

Seller agrees to provide Buyer with copies of the following documents within two (2) days of the Effective Date:

(i) copies of all current service, maintenance, and management agreements relating to all or part of the Property;

(ii) a copy of the “as-built” plans and specifications of the Property, if any (available at the on site rental office at any time;

(iii) an inventory of the Personalty (attached as Exhibit B);

(iv) copies of all income and expense statements for the year 2001, 2002, 2003 and 2004 to date;

(v) copies of all real estate and personal property tax statements for the current tax year and the immediately preceding two tax years, including the proposed assessment for the current year;

(vi) the tenant rent roll (attached as Exhibit D);

(vii) copies of all tenant Leases and other occupancy agreements (available at the on site rental office at any time);

(viii) copies of all certificates of occupancy;

(ix) copies of all permits and approvals from any governmental authority;

(x) a list of all employees currently employed in the operation of the Property, including his/her name, position, tenure and salary/compensation;

(xi) a copy of the standard form of tenant lease, lease application, security and other deposit documents and rules and regulations;

(xii) copy of the current owner’s title insurance policy, together with all exceptions (already delivered);

(xiii) copies of all notices from all governmental and quasi-governmental authorities pertaining to the Property;

(xiv) copies of utility bills;

(xv) a copy of the 2004 tax protest (already delivered);

(xvi) copies of the construction contracts for the retention wall and painting; and

(xvii) all inspection and environmental reports which Seller currently possesses with respect to the Property.

(b) Seller’s Representations and Warranties are True. Seller’s representations and warranties set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date and shall survive the Closing for nine (9) months.

(c) Seller’s Status. Seller shall be in good standing as of the Closing Date in the state of its incorporation, qualified to do business in Florida, and shall not be subject to any pending or threatened voluntary or involuntary bankruptcy or receivership proceeding.

20. Buyer’s Representations and Warranties. Seller’s obligation to close is conditioned upon the following representations and warranties made by Buyer. If any of these representations and warranties prove false, Seller may cancel this Agreement.

(a) Good Standing. Buyer warrants that it is a corporation in good standing organized and existing under the laws of the State of New York. At Closing, Buyer shall be in good standing, and shall not be subject to any pending or threatened voluntary or involuntary bankruptcy or receivership proceeding.

(b) Due Authorization. Buyer warrants that this Agreement has been approved by its Board of Directors and this Agreement will be a valid and binding Agreement of Buyer, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors rights generally and the application of general principles of equity. Buyer shall deliver to Seller at Closing an original signed resolution of the board of directors of Buyer or a certified copy of same from an officer of the corporation, authorizing and directing the purchase of the Property in accordance with this Agreement.

(c) Buyer’s Representations and Warranties are True. Buyer’s representations and warranties as set forth in this paragraph 19 shall be true, correct and complete in all material respects as of the Closing Date, and shall survive the Closing for nine (9) months.

21. Maintenance of Property Pending Closing. Between the Effective Date and the Closing Date, Seller agrees to maintain the Property in the condition it existed on the Effective Date, ordinary wear and tear excepted. From and after the Effective Date and until the expiration of the Due Diligence Period, Seller shall not lease any space (except as otherwise permitted in this Agreement), encumber, subdivide, re-zone, impair title to, or alter the improvements on the Property, except as otherwise provided herein, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed. Following the expiration of the Due Diligence Period, Seller shall not undertake any of the foregoing actions other than the leasing of units in accordance with Section 12 hereof through December 20, 2004. After said date, there shall be no further leasing of units at the Property. Buyer or Buyer’s designee will be permitted access for inspection prior to Closing in order to confirm compliance with this condition and otherwise.

22. Escrow. The Escrow Agent, upon receiving funds, is authorized and agrees by acceptance thereof to promptly deposit and to hold same in escrow and disburse same subject to clearance thereof in accordance with the terms and conditions of this Agreement. Failure of clearance of funds shall not excuse performance by Buyer. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, the Escrow Agent may in its sole discretion, continue to hold the monies which are the subject of the escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or it may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of Palm Beach or Broward County, Florida, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any lawsuit between Buyer and Seller wherein the Escrow Agent is made a party by virtue of acting as such escrow agent hereunder, or in the event of any lawsuit wherein Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover reasonable attorneys’ fees and costs incurred, said fees and costs to be assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Buyer or Seller of monies subject to this escrow, unless misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent.

23. Default. If Buyer fails to perform this Agreement within the time specified, the Deposit paid by Buyer aforesaid together with any interest thereon shall be retained by or for the account of Seller as liquidated damages, consideration for the execution of this Agreement and in full settlement of any claims, whereupon all parties shall be relieved of all obligations under this Agreement. If, for any reason, other than failure of Seller to cure Buyer’s title objections or survey objections (as set forth in Buyer’s Title Notice and Buyer’s Survey Notice, respectively), Seller fails, neglects or refuses to perform this Agreement, Buyer may (i) seek specific performance, or (ii) elect to receive the return of the Deposit including all interest earned thereon without thereby waiving any action for damages resulting from Seller’s breach.

24. Prorations and Insurance. Taxes, assessments, rent, interest, insurance and other expenses and revenue of the Property shall be prorated as of the Closing Date. The cash at Closing shall be increased or decreased as may be required by said prorations.

25. Brokers. Seller warrants that it has dealt with no brokers other than Cushman Wakefield in connection with the transactions contemplated in this Agreement and will pay Cushman Wakefield a brokerage fee in accordance with a separate agreement. To the extent a broker other than Cushman Wakefield shall claim a broker’s fee or commission in connection with the transactions contemplated by this Agreement by reason of dealings with Seller, Seller shall indemnify and hold Buyer harmless from any such claim by any person claiming by, through or under Seller. Buyer warrants that it has dealt with no brokers in connection with the transactions contemplated in this Agreement and to the extent a broker shall claim a broker’s fee or commission in connection with the transactions contemplated by this Agreement by reason of dealings with Buyer, Buyer shall indemnify and hold Seller harmless from any such claim by any person claiming by, through or under Buyer. The provisions of this section 25 shall survive the closing.

26. Notice. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given upon delivery if delivered personally, given when sent by prepaid telegram or telex, given when sent by facsimile or three (3) days after having been mailed in the United States by registered or certified first class mail as follows:

TO SELLER:	SPILAKE, INC.
2542 Williams Boulevard
Kenner, Louisiana 70062-5596
Att: Mr. James W. Brodie

and to:	David A. Gart, Esquire
Shutts & Bowen LLP
250 Australian Ave. South, Suite 500
West Palm Beach, FL 33401

TO BUYER:	RAK Group Acquisition Corporation
400 Madison Avenue, Suite 2B
New York, New York 10017
Attention: Mr. Randy Kohana

and to:	Lewis F. Crippen, Esquire
Gunster, Yoakley & Stewart, P.A.
777 S. Flagler Drive, Suite 500 East
West Palm Beach, Florida 33401-6161

TO ESCROW AGENT:	First American Title Insurance Company
701 Northpoint Parkway, Suite 100
West Palm Beach, Florida 35407

27. Further Assurances. If, at any time after the Closing, it shall be determined that any further assignments, assumptions or assurances in law or any other things are necessary or desirable to vest, perfect or confirm of record or otherwise, in Buyer the title to the Property or any rights to be acquired pursuant to this Agreement, the proper officers and directors of Seller and/or Buyer, as the case may be, shall execute and deliver all deeds, assignments and assurances in law and do all things reasonably necessary or proper to vest, perfect and confirm title to the Property or rights in Buyer and otherwise to carry out the terms and conditions of this Agreement. The provision of this Section 27 shall survive the Closing.

28. Calculation of Time Periods. Whenever the Agreement provides for or contemplates a period of time for the performance of any term, provision or condition of this Agreement, all of the days in such period shall be counted consecutively including Saturdays, Sundays and other non-business days except in instances where this Agreement expressly provides that only business days shall be counted; provided, however, if the last day of any such time period falls on a Saturday, Sunday or other non-business day, the last day shall be extended to the next succeeding business day immediately thereafter occurring. Time is of the essence.

29. Entire Understanding. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, both written and oral, between the parties hereto with respect to the subject matter hereof, except for that Confidentiality Agreement attached hereto as Exhibit “G” previously executed by Seller and Buyer dated September 13, 2004. Notwithstanding the foregoing, Buyer may disclose any Informational Materials (as that term is defined in said Confidentiality Agreement) with Buyer’s agents, advisors, directors, officers, accountants, and investors and with governmental and quasi-governmental authorities in addition to those parties listed in Exhibit G. This Agreement may not be amended except by a written amendment which expressly states that it amends this Agreement and which is signed by all parties to this Agreement.

30. Headings. The headings preceding the text of sections of this Agreement are for convenience only and shall not be deemed part of the Agreement.

31. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

32. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which constitute one and the same instrument.

33. Agreement Not Recordable. Neither this Agreement nor any notice of it shall be recorded in any public records.

34. Facsimiles. This Agreement may be signed by facsimile and any signature thereon shall be considered for all purposes as an original.

35. Confidentiality. Buyer and Seller acknowledge that the terms and provisions of this Agreement have been negotiated based upon a variety of unique factors. Recognizing the uniqueness of these factors, Buyer and Seller agree to use good faith efforts (other than as required by law or as reasonably required by either party in dealings with its attorneys, partners, accountants, directors, officers, employees, agents, advisors, governmental and quasi-governmental authorities, lenders and investors) not to disseminate in any manner the economic terms of this Agreement, and any income and expense statements or other financial statements delivered by Seller to Buyer whether by word of mouth, mechanical reproduction, physical tender, or by any manner of visual or aural transaction or review. The provisions of this paragraph 35 shall survive Closing for six (6) months.

36. Radon Gas Notice. The following statement is required by Florida law:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the year and day indicated below their signatures.

SELLER:

SPILAKE, INC.

By:	/s/ James W. Brodie
James W. Brodie
As:	Vice President

Date:

BUYER:

RAK Group Acquisition Corporation

By:	/s/ Randy Kohana
Randy Kohana
As:	President

Date:

ESCROW AGENT:

First American Title Insurance Company

By:	/s/ Michael Kirk
Date: